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ACUSON CORPORATION                                                 EXHIBIT 10.31
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                              ACUSON CORPORATION

                       NON-QUALIFIED STOCK OPTION TERMS

     Acuson Corporation (the "Company") has this day granted to you an option (the "Option") to purchase shares of common stock of the Company. This Option is granted pursuant to the Company's 1995 Stock Incentive Plan (the "Plan") and is not intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Details of this Option are contained in the Notice of Grant of Stock Options and Grant Agreement (the "Notice") to which these Non-Qualified Stock Option Terms (the "Option Terms") are attached (the Notice and the Option Terms collectively the "Agreement"). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     The details of this Option are as follows:

1. (a) The total number of shares subject to this Option is set forth in the Notice. Subject to the limitations contained herein, commencing on the date on the Notice specified as the "Beginning Vesting Date", the share of this Option shall vest and become exercisable as follows: twenty percent (20%) of the total number of shares subject to this Option shall vest and become exercisable on the first anniversary of the Beginning Vesting Date, twenty percent (20%) shall vest and become exercisable on the second anniversary of such date, thirty percent (30%) shall vest and become exercisable on the third anniversary of such date, and the remaining thirty percent (30%) shall vest and become exercisable on the fourth anniversary of such date. No share of this Option may be exercised until such share has vested, and vesting will stop on the date of termination of your employment or relationship as a consultant with the Company or an Affiliate of the Company for any reason or no reason including death or disability. All shares not vested as of such termination date shall be cancelled.

     (b) Notwithstanding anything to the contrary contained in this paragraph 1, the total number of shares subject to this Option shall fully vest and become exercisable, automatically and without any further action by the parties hereto, upon the occurrence of certain events constituting a change in control of the Company as provided in Section 12 of the Plan.

2. (a) The exercise price per share of the Stock subject to this Option is set forth in the Notice.

     (b) The purchase price of Stock acquired pursuant to this Option shall be paid at the time of exercise, to the extent permitted by applicable statutes and regulations, by (i) personal check, certified check, bank draft, or postal money order payable to the order of Acuson Corporation in lawful money of the United States (collectively, "Cash Consideration"); (ii) delivery on a form prescribed by the Company of an irrevocable direction to a securities broker approved by the Company to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock issuable upon exercise of this Option;
(iii) surrender to the Company of shares of Stock (or delivery of a properly executed form of attestation of

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Acuson Corporation
Non-Qualified Stock Option Terms

ownership of shares of Stock) that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise (determined by the closing sale price per share of Stock for such date); or (iv) in any combination of the foregoing.

3. The minimum number of shares of Stock with respect to which this Option may be exercised at any one time is twenty-five (25), except (i) with respect to an installment subject to vesting, as set forth in paragraph 1, which amounts to fewer than twenty-five (25) shares, in which case the minimum number of exercisable shares for that installment shall be the number of shares in such installment, and (ii) with respect to the final exercise of this Option no minimum shall apply. In no event may this Option be exercised for anything but whole shares.

4. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. The term of this Option commences on the grant date as set forth in the Notice and, unless sooner terminated as set forth below or in the Plan, terminates on the date set forth in the Notice (the "Scheduled Termination Date"). Prior to the Scheduled Termination Date, this Option shall terminate three (3) months after the termination of your employment or relationship as a consultant with the Company or an Affiliate of the Company for any reason or for no reason unless:

     (a) such termination of employment or relationship as a consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event this Option shall terminate on the earlier of the Scheduled Termination Date or one (1) year following such termination of employment or relationship as a consultant; or

     (b) such termination of employment or relationship as a consultant is due to your death, or your death occurs within three (3) months after such termination of employment or relationship as a consultant, in which event this Option shall terminate on the earlier of the Scheduled Termination Date or eighteen (18) months after your death; or

     (c) during any part of such three (3) month period this Option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event this Option shall not terminate until the earlier of the Scheduled Termination Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your employment or relationship as a consultant; or

     (d) exercise of this Option within three (3) months after termination of your employment or relationship as a consultant would result in liability under section 16(b) of the Securities Exchange Act of 1934, as amended, in which case this Option will terminate on the earliest of (i) the Scheduled Termination Date, (ii) the tenth (10th) day after the last date upon

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Acuson Corporation
Non-Qualified Stock Option Terms

which exercise would result in such liability, or (iii) six (6) months and ten
(10) days after the termination of your employment or relationship as a consultant.

     This Option may not be exercised after it terminates. In addition, you may exercise this Option only as to that number of shares vested on the date of your termination of employment or relationship as a consultant under the provisions of paragraph 1 of this Option.

6. (a) This Option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

     (b) By exercising this Option you agree that the Company may require you to enter into an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(i) the exercise of this Option, (ii) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (iii) the disposition of shares acquired upon such exercise.

7. This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8. This Option is not an employment or consulting contract, and nothing in this Option shall confer upon you any right to continue in the employ (or to continue acting as a consultant) of the Company or an Affiliate of the Company or shall affect the right of the Company or an Affiliate of the Company to terminate your employment or consulting relationship with or without cause.

9. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified in the Company's records or at such other address as you may designate by written notice to the Company.

10. This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and is incorporated by reference herein, and is further subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

     This Option is dated and effective as of the date of grant as set forth in the Notice.

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